               Schedule or Computation of Performance Quotations
                     Govett International Equity Portfolio
Exhibit 16

1.  Average Annual Return (As of December 31, 1997)
          at Maximum Offering Price
          N
P (1+T)   =  ERV

Where:              P       =   A hypothetical initial payment of $1,000
                    T       =   average annual total return
                    N       =   number of years
                   ERV      =   ending redeemable value at end of the period

                                                                                                   Since Inception
               One Year                              Five Years                                       01/07/92
    P      =        $1,000                 P    =             $1,000                   P     =      $1,000
    T      =       -5.630%                 T    =            10.690%                   T     =      7.870%
    N      =             1 year            N    =                  5 years             N     =        5.98 years
   ERV     =          $944                ERV   =             $1,662                  ERV    =      $1,573

               Schedule or Computation of Performance Quotations
                   Govett Emerging Markets Equity Portfolio
Exhibit 16

1.  Average Annual Return (As of December 31, 1997)
           at Maximum Offering Price
           N
P (1+T)   =  ERV

Where:               P       =    A hypothetical initial payment of $1,000
                     T       =    average annual total return
                     N       =    number of years
                    ERV      =    ending redeemable value at end of the period

                                                                                      Since Inception
               One Year                             Five Years                            01/07/92
P          =          $1,000               P    =            $1,000              P     =           $1,000
T          =        -14.830%               T    =            6.670%              T     =           6.770%
N          =               1 year          N    =                 5 years        N     =                5.years
ERV        =            $852              ERV   =            $1,381             ERV    =           $1,480


               Schedule or Computation of Performance Quotations
                      Govett Smaller Companies Portfolio
Exhibit 16

1.  Average Annual Return (As of December 31, 1997)
          at Maximum Offering Price
          N
P (1+T)   =  ERV

Where:              P       =   A hypothetical initial payment of $1,000
                    T       =   average annual total return
                    N       =   number of years
                   ERV      =   ending redeemable value at end of the period

                                                        Since Inception
               One Year                                     01/01/93

    P      =        $1,000                          P     =      $1,000
    T      =       -16.88%                          T     =      20.71%
    N      =             1 year                     N     =           5 years
   ERV     =          $831                        ERV    =      $2,563

               Schedule or Computation of Performance Quotations
                             Govett Asia Portfolio
Exhibit 16

1.  Average Annual Return (As of December 31, 1997)
          at Maximum Offering Price
          N
P (1+T)   =  ERV

Where:              P       =   A hypothetical initial payment of $1,000
                    T       =   average annual total return
                    N       =   number of years
                   ERV      =   ending redeemable value at end of the period

                                                      Since Inception
               One Year                                   01/01/94

    P      =        $1,000                         P     =      $1,000
    T      =       -38.30%                         T     =     -12.90%
    N      =             1 year                    N     =           4 years
   ERV     =          $617                       ERV    =        $576

               Schedule or Computation of Performance Quotations
                        Govett Latin America Portfolio
Exhibit 16

1.  Average Annual Return (As of December 31, 1997)
          at Maximum Offering Price
          N
P (1+T)   =  ERV

Where:              P       =   A hypothetical initial payment of $1,000
                    T       =   average annual total return
                    N       =   number of years
                   ERV      =   ending redeemable value at end of the period

                                                        Since Inception
               One Year                                     03/07/94

    P      =        $1,000                           P     =      $1,000
    T      =        14.13%                           T     =      -0.92%
    N      =             1 year                      N     =        3.98 years
   ERV     =        $1,141                          ERV    =        $964

               Schedule or Computation of Performance Quotations
                        Govett Global Income Portfolio
Exhibit 16

1.  Average Annual Return (As of December 31, 1997)
           at Maximum Offering Price
           N
P (1+T)   =  ERV

Where:              P        =  A hypothetical initial payment of $1,000
                    T        =  average annual total return
                    N        =  number of years
                   ERV       =  ending redeemable value at end of the period

                                                                                          Since Inception
               One Year                           Five Years                                   01/07/92
    P       =        $1,000              P    =            $1,000                    P     =       $1,000
    T       =        -5.29%              T    =            3.000%                    T     =        3.98%
    N       =             1 year         N    =                 5 years              N     =         5.98 years
   ERV      =          $947             ERV   =            $1,159                   ERV    =       $1,263

2.  Yield (30 days ending December 31, 1997)

Yield  =  2[(( a - b) / (c* d ) + 1 ) - 1 ]/6/

Where:         a     =   dividends and interest paid during the period
               b     =   expenses accrued during the period (net of
                         reimbursements)
               c     =   the average daily number of shares outstanding
                         during the period
               d     =   the maximum offering price per share on the last
                         day of the period


               a     =        $51,794.02
               b     =        $14,912.96
               c     =         1,325,157
               d     =              8.23
               Yield =             4.09%